Exhibit 10.4

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Reorganization (this “Amendment”) is entered into as of March 16, 2017 (the “Effective Date”), by and between (i) CV SCIENCES, INC., a Delaware corporation (the “Company”), (ii) CANNAVEST Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“LLC”), and (iii) The Starwood Trust, as the Shareholder Representative (the “Shareholder Representative”) (the Company, LLC and the Shareholder Representative are collectively referred to herein as, the “Parties”). Capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement (defined below).

RECITALS

A.                On December 30, 2015, the Parties entered into that certain Agreement and Plan of Reorganization (the “Agreement”), pursuant to which CanX, Inc., a Florida corporation (“CanX”), merged with and into LLC with LLC surviving such merger, and CanX ceased to exist and all property, rights, privileges, powers and franchises of CanX vested in LLC (the “Merger”).

B.                 Pursuant to Section 2.6 of the Agreement, the former shareholders of CanX are eligible to receive Contingent Consideration including 15,000,000 shares of the Company’s common stock upon achievement of certain milestones, as more particularly defined as the Milestone 2 Contingent Stock Consideration Condition Precedent, Milestone 3 Contingent Stock Consideration Condition Precedent and Milestone 4 Contingent Stock Consideration Condition Precedent (the “Milestone Shares”).

C.                 Pursuant to Sections 2.6(a)(xii) and (xiv) of the Agreement, the former shareholders of CanX are eligible to receive the Milestone 5A Contingent Payment Consideration and the Milestone 5B Contingent Payment Consideration upon the Company’s commercial release of the CBD Drug Products developed by the Company or any of its Affiliates (the “Drug Release Milestones”).

D.                The Agreement provides a “Buyout Option” in favor of the Company which allows the Company to satisfy, and otherwise buyout, the Milestone 5A Contingent Payment Consideration and the Milestone 5B Contingent Payment Consideration (the “Buyout Option”).

E.                 The Parties desire to amend the Agreement, to (i) modify the Buyout Option, (ii) confirm and acknowledge the Company’s exercise of the Buyout Option, as amended, and (iii) accelerate the issuance of the Milestone Shares.

F.                  Pursuant to Section 9.3(b) of the Agreement, the Agreement may be amended by written agreement of the Company, LLC and the Shareholder Representative.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.                  Milestone Shares. Sections 2.6(a)(vi), (viii) and (x) of the Agreement shall be amended to provide that all conditions precedent to the issuance of the Milestone Shares, totaling 15,000,000 shares in the aggregate, have been waived by the Company and that the Milestone Shares shall be, as of the date of this Amendment, eligible for issuance to the former shareholders of CanX.

2.                  Buyout Option. Section 3 of Schedule 2.6(a)(xi) shall be amended to provide that the Buy-Out Option (as defined therein) may be exercised by the Company by the issuance of 6,400,000 shares of the Company’s restricted common stock to the former shareholders of CanX, and upon such issuance the Milestone 5A Contingent Payment Consideration and the Milestone 5B Contingent Payment Consideration shall be deemed paid in full. By its execution of this Amendment, the Company hereby provides its written notice to exercise the Buyout Option.

3.                  Conflict. If there is a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control. Except as modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

THE STARWOOD TRUST	CV SCIENCES, INC.

By: /s/ Donnie O. Williams	By: /s/ Michael Mona, Jr.
Name: Donnie O. Williams	Name: Michael Mona, Jr.
Its: Trustee	Its: Chief Executive Officer

CANNAVEST ACQUISITION LLC

By: CV SCIENCES, INC.
Its: Sole Member and Manager

By: /s/ Michael Mona, Jr.
Name: Michael Mona, Jr.
Title: Chief Executive Officer

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